EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-56422, 33-80523, 33-85762, 33-93602, 333-11685
and 33-88135) of Electronics for Imaging, Inc. of our report dated January 18, 2000 appearing in this Form 10-K. We also consent to the incorporation by reference of our report dated January 18, 2000 relating to the consolidated financial statement schedules, which appears in this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

San Jose, California
March 16, 2000